UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – DECEMBER 5, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

On December 5 and 6, 2007 (“Wireless Age” or the “Company”) completed two transactions whereby it acquired a total of 479,568 common shares of Newlook Industries Corp. (“Newlook”).

The Company paid total consideration of CAD$183,690 to acquire the shares. The Company acquired; 1) 353,000 Newlook common shares on December 5, 2007 from Gerald Mervotiz for a cash payment of $109,015 through the Company’s wholly owned subsidiary 1588102 Ontario Inc., and 2) 126,568 Newlook common shares from Morningside Capital Limited on December 6, 2007 for a cash payment of $74,675.

Newlook is the majority shareholder of Wireless Age by virtue of holding 31,547,167 common shares which represents a 53% ownership position in Wireless Age. Newlook trades on the TSX Venture Exchange under the symbol “NLI”. John Simmonds, Wireless Age CEO is also CEO of Newlook. Gary Hokkanen is also CFO of Newlook.

Wireless Age now holds 2,489,807 Newlook common shares, at an average purchase price of CAD$0.45 per share, representing an 8.4% ownership interest. The Company also holds an option to acquire a further 900,000 Newlook common shares. Pursuant to this option the Company has the right to acquire an additional 180,000 Newlook common shares on each of March 18, 2008, September 18, 2008, March 18, 2009, September 18, 2009 and March 18, 2010 at CAD$0.40 per common share. If all options are exercised the ownership position in Newlook would be 11.5%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: December 7, 2007	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title: Chief Executive Officer